Exhibit 99.1

SmartFinancial, Inc. Announces Pricing of Public Offering of Common Stock

KNOXVILLE, TENNESSEE, January 25, 2017 – SmartFinancial, Inc. (“SmartFinancial”) (NASDAQ: SMBK), the holding company of SmartBank, announced today the pricing of its underwritten public offering of 1,770,084 shares of its common stock, of which 170,084 shares will be offered by certain selling shareholders. The shares of common stock will be offered at a price of $19.25 per share, with expected net proceeds to SmartFinancial of approximately $28,952,000 and expected net proceeds to selling shareholders of approximately $3,077,670, after deducting estimated underwriting discounts and commissions. SmartFinancial will not receive any proceeds from shares sold by the selling shareholders. In addition, SmartFinancial has granted the underwriters a 30-day option to purchase an additional 240,000 shares of common stock to cover over-allotments, if any, from SmartFinancial at the same public offering price, less underwriting discounts and commissions. The offering is expected to close on or about January 30, 2017, subject to the satisfaction of customary closing conditions.

Raymond James & Associates, Inc. acted as lead book-running manager, and Keefe, Bruyette & Woods, a Stifel Company, and Hovde Group, LLC served as co-managers.

SmartFinancial intends to use approximately $12.1 million of the net proceeds of the offering to redeem, subject to regulatory approval, its outstanding Senior Non-Cumulative Perpetual Series B Preferred Stock, $1.00 par value, issued to the US Treasury in connection with the company’s participation in the Small Business Lending Fund program. The company intends to use the remaining portion of the net proceeds of the offering for general corporate purposes, which may include working capital or providing capital to support its, as well as SmartBank’s, growth, organically or through the acquisition of banks or bank branches, for financing investments and capital expenditures, and for investments in SmartBank as regulatory capital.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of SmartFinancial before investing. The prospectus supplement, dated January 25, 2017, filed with the Securities and Exchange Commission (the “SEC”), and the accompanying prospectus, dated January 9, 2017, contain this and other information about SmartFinancial and should be read carefully before investing.

The shares are being offered pursuant to a shelf registration statement under the Securities Act of 1933, as amended, which was previously filed with and declared effective by the SEC on January 9, 2017 (File No. 333-214802). The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, or by calling toll-free: (800) 248-8863. Investors may also obtain copies of these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, which have been or will be filed with the SEC.

About SmartFinancial, Inc.

SmartFinancial, a Tennessee corporation, is a bank holding company headquartered in Knoxville, Tennessee. Its wholly-owned subsidiary, SmartBank, provides a wide range of banking, mortgage, and financial services to business and individual customers. With 12 branches across east Tennessee and in northwest Florida, we were the 11th largest commercial bank headquartered in Tennessee as of September 30, 2016 and one of the largest commercial banks headquartered in east Tennessee, based on asset size. More information about SmartFinancial and SmartBank can be found at the website: www.smartbank.com.

Cautionary Note Regarding Forward-Looking Statements

This release and the documents referenced herein contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: changes in management’s plans for the future, including anticipated use of proceeds from this offering, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation, or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services and other factors that may be described in the prospectus supplement, our annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the SEC from time to time.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Investor Contacts

Billy Carroll, President & CEO

865.868.0613

Frank Hughes, Executive Vice President

Investor Relations

423.385.3009

Media Contact

Kelley Fowler, First Vice President, Public Relations & Marketing

SmartBank

865.868.0611